Exhibit 5.1

February 21, 2025	101 S. Capitol Boulevard, Suite 1900
Boise, Idaho 83702
Mawson Infrastructure Group Inc.	T: 208.389.9000
950 Railroad Avenue
Midland, Pennsylvania 15059

Re: Mawson Infrastructure Group Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Mawson Infrastructure Group Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, covering 7,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), reserved for future issuance under the Mawson Infrastructure Group Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”).

We have reviewed the corporate actions of the Company in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

In such examination, we have assumed: (i) the authenticity and completeness of all documents submitted to us as original documents and the genuineness of all signatures; (ii) the conformity to the authentic originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed; (iv) the legal capacity of each natural person executing the agreements described in this opinion; (v) that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (vii) shares of the Common Stock that the board of directors of the Company reserved for issuance under the Plan will remain available for the issuance of the Shares, and (viii) none of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof, the Company’s Bylaws, as in effect on the date hereof, nor any of the proceedings relating to either the Plan or any of the award agreements relating to the Shares will be rescinded, amended or otherwise modified prior to the issuance of the Shares. In making our examination of executed documents or documents to be executed, we have assumed that the parties to such documents, other than the Company, had or will have the power, corporate, trust or otherwise, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate, trust or otherwise, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have also assumed that the Shares will be uncertificated in accordance with Section 158 of the Delaware General Corporation Law, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated Shares on its stock transfer books and records.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan and against proper payment and consideration thereof and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and reported decisions of the Delaware courts interpreting such law.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Plan, the award agreements related to the Shares or the Registration Statement.

Very truly yours,

/s/ Stoel Rives LLP

Stoel Rives LLP